Exhibit (c)(15)

INVESTMENT BANKING I DIVISION Project Padlock Board Discussion Materials Goldman Sachs & Co. LLC May 17, 2022

Disclaimer INVESTMENT BANKING I DIVISION These materials have been prepared and are provided by Goldman Sachs on a confidential basis solely for the information and assistance of the Board of Directors (the “Board”) and senior management of Corgi (the “Company”) in connection with their consideration of the matters referred to herein. These materials and Goldman Sachs’ presentation relating to these materials (the “Confidential Information”) may not be disclosed to any third party or circulated or referred to publicly or used for or relied upon for any other purpose without the prior written consent of Goldman Sachs. The Confidential Information was not prepared with a view to public disclosure or to conform to any disclosure standards under any state, federal or international securities laws or other laws, rules or regulations, and Goldman Sachs does not take any responsibility for the use of the Confidential Information by persons other than those set forth above. 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Summary Update INVESTMENT BANKING I DIVISION ./ TPG and CD&R (Team CT) have concluded extensive diligence —Team CT has engaged several third-party advisors including (technical diligence), (Legal),- (Tax and Financial), and- (Market Research) —There are approximately 259 individuals from Team CT, including third party advisors and potential lenders, in the VDR —The Round Two Information folder of the VDR includes approximately 1 ,277 unique files —There have been approximately 48 diligence calls between Corgi and Team CT, including a 7 -hour session held in NYC on April 19th —Topics for these diligence calls span finance, global sourcing and procurement, HR, legal, product tech diligence, cost savings opportunities, deeper dives into business segments (GTS, International, Distribution, etc.), recent performance updates, and other key topics ./ Verbally provided a view on value of $20 I share —Reflects latest share count and balance sheet roll forward —Includes fully-committed financing which reflects the volatile financing markets, where credit spreads have widened -300bps during the process ./ Additionally proposed selected merger agreement terms, including: —Termination fee and reverse termination fee amounts —Request for 20 day marketing period —6 month outside date ./ Prepared to engage with a formal written offer, full merger agreement markup, and equity and debt commitment letters if there is alignment on the verbal view on value

Preliminary Illustrative Analysis at Various Prices INvEsTMENT BANKING 1 DIVISION ($ in millions, except per share data) Preliminary Analysis at Various Prices Merger Consideration (cash, $ per share) $ 20.00 $ 20.25 $ 20.50 $ 20.75 $ 21.00 $ 21.25 $ 21.50 Implied Premium to: Current Price as of 17-May-22 ($18.03) 10.9% 12.3% 13.7% 15.1% 16.5% 17.9% 19.2% 30-Day VWAP ($14.95) 33.8% 35.4% 371% 38.8”,{, 40.5% 42.1% 43.8% 60-Day VWAP ($15.63) 27.9% 29.5% 31.1% 32.7% 34.3% 35.9% 37.5% 90-Day VWAP ($16.15) 23.8”,{, 25.4% 26.9% 28.5% 30.0% 31.6% 33.1% Total Diluted Shares Outstanding (in Millions) 144.96 144.96 144.96 144.97 144.97 144.98 144.98 Implied Equity Consideration $ 2,899 $ 2,935 $ 2,972 $ 3,008 $ 3,044 $ 3,081 $ 3,117 Plus: Debt $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 $ 1,047 Plus: Minority Interest $ 22 $ 22 $ 22 $ 22 $ 22 $ 22 $ 22 Less: Cash & Cash Equivalents $ (117) $ (117) $ (117) $ (117) $ (117) $ (117) $ (117) Less: Equity Method Investments $ (48) $ (48) $ (48) $ (48) $ (48) $ (48) $ (48) Implied Enterprise Value $ 3,803 $ 3,839 $ 3,876 $ 3,912 $ 3,948 $ 3,985 $ 4,021 EV I Adjusted EBITDA Metric LTM (31-Mar-22) $ 250 15.2x 15.4x 15.5x 15.6x 15.8x 15.9x 16.1x 2022E—Management $ 285 13.3x 13.5x 13.6x 13.7x 13.8x 14.0x 14.1x 2023E—Management $ 349 10.9x 11.0x 11.1x 11.2x 11.3x 11.4x 11.5x 2022E—IBES $ 274 13.9x 14.0x 14.1x 14.3x 14.4x 14.5x 14.7x 2023E—IBES $ 310 12.3x 12.4x 12.5x 12.6x 12.7x 12.8x 13.0x Source. Capitai/Q, Corgi filings, Financial projections for Corgi prepared by Corgi management as approved for Goldman Sachs’ use by Corgi as of 04-May-2022 (“Management Projections»). Market data as of 17-May-2022. Note. Balance sheet data as of 31-Mar-2022 per Corgi management. L TM EBITDA as per Corgi filings.

Equity and Debt Markets Have Responded to INVESTMENT BANKING I DIVISION Macroeconomic Pressures (YTD Development, unless noted) Equity Markets Debt Markets Macroeconomic Factors • S&P 500 • Fed Funds Rate • US Inflation Rate -Down 16% -Up 75 bps—8.3% in April 2022 0~ t ~ ll.i~ II» • NASDAQ • Single-S Credit Spreads • Diesel Price -Down 25% -Up 348 bps—Up54% ~ [if • • Consumer Sentiment • Volatility (VIX) • YTD Issuance {US Lev Fin) -Down 16% -Up 68%—Down 48% vs 2021 ;N’:. ~~~. ~ lliiiiiiiil: Key Drivers of Developments (Geopolitical Tensions, Supply Chain Pressure, Inflation, Rate Increases) Show No Signs of Abatement Source. Eikon as of 13-May-2022.

Overview of Corgi Stock Price Performance INVESTMENT BANKING I DIVISION Stock Price Performance Since Initial Public Trading Stock Price Performance Since Initial Public Trading (Feb-2019) 54.00 (%~ 14,000 Performance YTD Since Feb 2019 Corgi (23.5)% (62.8)% Distribution 8.3 118.9 48.00 10-Nov-2020: Announces 3021 Companion Animal Health (28.2) 56.7 12,000 results, including initial U.K. and Tech-Enabled Services 8.3) 34.9 Germany headwinds (2.3%) 42.00 10,000 05-May-2022: Announces 01 13-Aug-2019: Announces 36.00 FY22 results +1 0.5% 2019 results, reducing FY c earnings guidance for the (/) second time since its public 3600 VWAP: $19.58 debut (40.1%) 1800 VWAP: $17.20 8,000 0 2. 30.00 0 uQ) e. ·;: 900 VWAP: $16.15 a. Q) 12-Nov-2019: Announces E C) 3019 results, outpacing 300 VWAP: $14.95 .5 24.00 -=0 Ill consensus EBITDA 6,000 > ..2 (.) estimates by—14% +22.0% 18.00 15-May-2020: Announces 1020 4,000 results, showing a modest beat to 15.27 12.00 consensus estimates and improvement among KPis such as “same-store” growth +8. 7% 2,000 6.00 0 0 Feb-2019 Aug-2019 Mar-2020 Sep-2020 Apr-2021 Oct-2021 May-2022 —Volume—corgi—30D VWAP—90D VWAP—1800 VWAP—3600 VWAP Source.· Bloomberg Market Data as of 13-May-2022. ‘Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; 2 Companion Animal Health includes Dechra Pharma, E/anco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, Heska; 3 Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health.

Overview of Corgi Multiple Over Time INVESTMENT BANKING I DIVISION NTM EV I EBITDA 40x l!. Since Average In Average In 0 1-Jan- EV I EBITOA Multiple 2020 2021 2022 2022 FY1·FY3 EBITDA Growth 2020 2021 2022 Corgi 15.2 X 17.0 X 11.5 X (2.8)X Corgi 12.1 ‘1. 13.3% 10.9 ‘1. Distribution• 8.0 8.5 9.9 1.3 Companion Animal Health’ 18.1 22.7 18.9 (7.9) Tee -.. ble< e ce~• .:4 S&P 500 14.7 15.9 14.4 (2.5) Q) 30x ~ ::I ~ <( 0 iiiw ~ 20x .r:::.en 15.8x ~ 15.4x Q) E i7 :E 13.3x 10.6X z 10x 10.6 x Ox Feb-2019 Aug-2019 Mar-2020 Sep-2020 Apr-2021 Oct-2021 May-2022 —corgi—Distribution’—companion Animal Health2—Tech-enabled Services3—S&P 500 Source.· Bloomberg, CIQ and IBES, as of 13-May-2022 ‘Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson; ABC, CAH, and MCK pro forma for opioid settlements as of 02-Apr-2022. ‘Companion Animal Health includes Dechra Pharma, E/anco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. •Tech-enabled Services includes Evolent, Health Equity, R1, IQVIA, Convey Health and Signify Health.

Illustrative Impact of Changing Rate INVESTMENT BANKING I DIVISION Environment on Returns Illustrative Financing Assumptions Ability to Pay@ Illustrative Sponsor IRRs!1> • 1L Total Leverage: ?.Ox Leverage: 5.25 -5.50x Total Debt Quantum: -$1 ,950M Rate: SOFR+375-400 $22.00 Avg ‘22-‘26E All-in Cash Interest Yield: 5.49% $21.50 OlD: 99.0 • 2L Leverage: 1.50x $21.00 Rate: SOFR+675-700 Avg ‘22-‘26E All-in Cash Interest Yield: 8.49% 20.9% 21.8% 22.6% OlD: 99.0 • 1L Total Leverage: ?.Ox Leverage: 5.50x Total Debt Quantum: -$1 ,950M $21.35 Rate: SOFR+450 I 125 bps flex Avg ‘22-‘26EAII-in Cash lnterestYield: 7.16% $20.86 OlD: 98.5 • 2L Leverage: 1.50x Rate: SOFR+900 (At the flex) Avg ‘22-‘26E All-in Cash Interest Yield: 11.66% 20.9% 21.8% 22.6% OlD: 97.375 Source. IBES, Management Projections. Note.· Analysis holds total debt quantum constant across both scenarios, and therefore does not include the impact of lower total leverage I funded debt at close. Fully Diluted Shares Outstanding based on disclosed shares and dilutive securities as of the 2021 10 -K for comparability purposes. 1. Assumes exit multiple of 12. Ox in YE 2026 ( 4 75yr hold period)

Summary of Corgi Management Projections INVESTMENT BANKING I DIVISION ($ in millions) GTS ‘20A- ‘22E CAGR 18.3% GTS ‘22E—‘25E CAGR 15.5% Distribution ‘20A- ‘22E CAGR 4.3% Distribution ‘22E- ‘25E CAGR 6.5% Total ‘20A- ‘22E CAGR 6.5% Total ‘22E—‘25E CAGR 8.2% $7,208 $ 6,918 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E Rev % Growth—Mgmt 5.5% 7.5% 8.4% 8.4% 7.9% 5.9% 4.8% 4.2% Rev $—Consensus $4,575 $4,846 $5,129 $5,416 Rev % Growth—Consensus 5.5% 5.9% 5.8% 5.6% GTS ‘20A- ‘22E CAGR 26.8% GTS ‘22E—‘25E CAGR 23.4% Distribution ‘20A- ‘22E CAGR 7.5% Distribution ‘22E- ‘25E CAGR 14.4% Total ‘20A- ‘22E CAGR 12.3% Total ‘22E—‘25E CAGR 17.2% $570 $537 2020A 2021A 2022E 2023E 2024E 2025E 2026E 2027E 2028E % Margin- Mgmt. 5.2% 5.3% 5.8% 6.6% 6.9% 7.4% 7.6% 7.8% 7.9% EBITDA % Growth—Mgmt. 7.7% 17.1% 22.5% 13.6% 15.7% 8.9% 7.3% 6.2% EBITDA $—Consensus $244 $274 $310 $328 EBITDA % Growth- Consensus 7.7% 12.4% 13.0”,{, 5.9% Source. Management Projections. sl Note. Corporate expense allocated to each segment based on projected pre-Corporate Segment EBITDA breakdown.

Preliminary Illustrative Discounted Cash Flow INVESTMENT BANKING I DIVISION Analysis ($ in millions, except per share data) Illustrative Unlevered Free Cash Flow Q2·Q4 ‘22E 2023E 2024E 2025E 2026E 2027E 2028E Terminal Total Sales $ 3,748 $ 5,330 $ 5,775 $ 6,233 $ 6,600 $ 6,918 $ 7,208 $ 7,208 Rev % Growth 8.4% 8.4% 7.9% 5.9% 4.8% 4.2% Total Adj. EBITDA $229 $349 $397 $459 $ 500 $537 $570 $570 % Margin 6.1% 6.6% 6.9% 7.4% 7.6% 7.8% 7.9% 7.9% D&A $(132) $(192) $(209) $(227) $(250) $(262) $(273) $(112) %of Sales (3.5l% (3.6l% (3.6l% (3.6l% (3.8l% (3.8l% (3.8l% EBIT $97 $ 157 $ 188 $233 $250 $274 $297 $458 %Margin 2.6% 2.9% 3.3% 3.7% 3.8% 4.0% 4.1% 6.4% (·)Tax $(24) $(39) $(47) $(58) $(62) $(69) $(74) $(114) Tax Rate 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% 25.0% NO PAT $ 73 $ 118 $ 141 $ 175 $ 187 $206 $223 $343 {+) D&A $ 132 $ 192 $209 $227 $250 $262 $273 112 (·) 11 in NWC 30 (49) (56) (57) (58) (42) (38) (19) H Caeex !54l !86l !97l !97l p02l !107l !112l !112l Unlevered Free Cash Flow $ 181 $ 175 $ 197 $247 $278 $ 319 $345 $324 Implied Equity Value Implied Share Price Implied Terminal EV I EBITDA 2.5% 3.0% 3.5% 2.5% 3.0% 3.5% 2.5% 3.0% 3.5% 9.00% $ 3,356 $ 3,620 $ 3,932 9.00% $ 23.15 $24.96 $ 27.11 9.00% 9.0 X 9.8 X 10.7 X 10.25% $ 2,654 $2,827 $3,025 10.25% $ 18.32 $ 19.51 $ 20.87 10.25% 7.5 X 8.1 X 8.7 X 11.50% $ 2,149 $2,268 $ 2,403 11.50% $ 14.84 $ 15.66 $ 16.59 11.50% 6.5 X 6.9 X 7.4 X Source. Management Projections. Note.· Analysis valuation date of 31-Mar-2022.

Preliminary Illustrative Present Value of Future INVESTMENT BANKING I DIVISION Share Price Analysis Current Future Value of Stock Price Present Value of Future Stock Price Corgi NTM EBITDA $45 $30 Multiple: 10.6x $40 $25 $35 NTM EV I EBITDA Multiple $30 $20 —13.0x $25 11.5x $20 —$15 $15 —10.0x $10 $10 Current FYE 2022 FYE 2023 FYE 2024 Current FYE 2022 FYE 2023 FYE 2024 Present Value of Future Stock Price Sensitivity Tables 80% NTM EBITOA YE 2023: $318M FYE 2023 PVFSP Sensitivity FYE 2024 PVFSP Sensitivity YE 2024: $367M 90% NTM EBITOA YE 2023: $357M NTM EBITDA Multiple NTM EBITDA Multiple YE 2024: $413M 100% NTM EBITOA X 10.0 X 11.5 X 13.0 X 10.0 11.5 X 13.0 X YE 2023: $397M YE 2024: $459M 80.0% $ 14.28 $ 16.99 $ 19.69 80.0% $ 16.01 $ 18.82 $ 21.61 % Plan Case Q) 1: Q) 1: ‘21A- ‘25E CJ cv CJ cv c- c- EBITOA CAGR cvO.. cvO.. e- ._ VI 90.0% $ 16.52 $ 19.58 $22.61 E- ._ VI 90.0% $ 18.33 $ 21.49 $24.62 80% :10.8% ·= ·= 0 cv 0 cv 90% :14.1% &.<t. Cl &.<t. Cl 100”/o : 17.2% 100.0% $ 18.77 $22.13 $25.49 100.0% $20.65 $24.13 $27.61 Consensus : 12.1% Source. Management Projections. Market data as of 13-May-2022. Valuation date of 31-Mar-2022. Note. Future value of stock price discounted to 31-Mar-2022using Corgi’s illustrative cost of equity of 11.9% (calculated as 1.39 beta, 3.45% risk free rate, and 6.1% equity risk premium).

Table of Contents INVESTMENT BANKING I DIVISION Appendix A: Supplemental Materials

Operational Peer Benchmarking INVESTMENT BANKING I DIVISION Management Projections and IBES Street Consensus 2021 E—2023E Revenue Growth 2021 E—2023E EBITDA Growth 21.6 “‘o 19.5 “‘o 12.9 “‘o 9.5% 7.7 “‘o 5.9 “‘o Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Services Health Services Health 2022 Gross Margin 2022 EBITDA Margin 22.8 “‘o 23.2 “‘o 58.4% 39.5 “‘o 19.2 “‘o 5.7 “‘o Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Corgi (IBES) Corgi (Mgmt) Distribution Tech-Enabled Companion Animal Services Health Services Health Source: Corgi based on Management Projections, peers based on IBES estimates as of 13-May-2022 Note: Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, E/anco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health.

Distribution Valuation Benchmarking INVESTMENT BANKING I DIVISION Street Consensus ($ in millions) EV I 2022E EBITDA 12.1 X 12.0 X 11.3 X ., , M~KESSON1 ~HENRYSCHEIN”’ AmensourceBergen~ 1 ~- 1 .::.~0¥¥ens PAITERSON --I&Minor Corgi CardinaiHealth” ‘ I)’· ,¥ ‘II :-. I ‘ EV $ 60,819 $ 14,066 $42,209 $3,609 $23,782 $5,418 $3,120 Rev Growth<2> 2.4% 4.7% 7.2% 3.8% 5.5% 4.5% 5.9% 22E Gross Margin 5.0% 29.8% 3.5% 20.7% 3.7% 20.1% 19.2% EBITDA Growth<2> 0.8% 5.3% 9.6% 7.6% 3.2% 20.1% 12.9% 22E EBITDA Margin 1.9% 8.7% 1.4% 5.0% 1.5% 5.0% 5.7% Source.· IBES estimates as of 13-May-2022. (1) Pro forma for payments to be made in conjunction with the opioid settlements. (2) Reflects CY 2021A—CY 2023E growth

Valuation Peer Benchmarking INVESTMENT BANKING I DIVISION Street Consensus EV I 2022E EBITDA 30.1 30.5 X X 28.2 X f.,edian: 18 7x Median: 16.6x 21.8 X 21.8 X 15.5 X 15.3 X Median: 10.9x 1 11.4 X 10.4 X 9.4 ~ EV I 2023E EBITDA 24.9 X 23.1 X 18.3 X 18.3 X Median· 16.0x Median: 14.9x 1 Median: 10.3x 10.9 9 X .7 X 7.0 X ~ .. ‘!.-‘1> ,‘1> vo ~ ~ ~~ ,.0 ... 9<:- a- 0’ fl>” .:sfo ~0 v~ ,!).’~ ~<:’ ~<:’ ~# “vo0~ ~0.. t;;’~><:’ ..s.~ Ł“’ ~($; ,«’ r -§P~ ,. <:Jli <l.~ o/ {)- c?to; vo<:-v~ ~0,o ~’$’ ~ <l.~ ~0~.. ~0 D Distribution D Companion Animal Health D Tech-Enabled Services Source.· Corgi and peers based on IBES estimates as of 13-May-2022 Note.· Distribution includes ABC, CAH, MCK, Owens & Minor, Henry Schein, Patterson. Companion Animal Health includes Dechra Pharma, Elanco, Phibro, Vetoquinol, Virbac, Zoetis, ldexx, and Heska. Tech-Enabled Services includes Convey Health Solutions, Evolent, Health Equity, R1, IQVIA, and Signify Health. 1 Pro forma for payments to be made in conjunction with the opioid settlements.

Wall Street Ratings and Methodology INVESTMENT BANKING I DIVISION Median: $22.00 Current Price: $15.27 $26 Analyst A Analyst B Analyst C Analyst D Analyst E Date 08-May-2022 05-May-2022 05-May-2022 06-May-2022 05-May-2022 Recommendation Buy Buy Buy Hold Sell SOTP (9.3x 2023E EVIEBITDA for supply chain DCF (8.0% WACC, 2.0% DCF (9.9% WACC, 0.5%—16.0x NTM PIE, Methodology 12.5x 2023E Adj. EBITDA services, 1.7x 2023 TGR) TGR)—11.5x NTM EVIEBITDA EV/Sa/es for prescription management) Source.· Wall Street research, market data as of 13-May-2022.

Selected Precedent Transaction Multiples INvEsTMENT BANKING 1 DIVISION Selected Precedent Transactions in Distribution, Animal Health and HCIT EV I L TM EBITDA Distribution Animal Health HCIT Median = 11.9x Median= 16.2x Median = 14.8x 19.3x 18.0x 16.2x Year 2021 2013 2014 2015 2017 2015 2013 2015 2018 2021 2021 ....Jll~a,~ MŁKESSON MŁKESSON .....Jil~a,~ ver..cend ORACLE Acquiror MARS f•ll.;rr’Riil,)~ —- BC Partners BC f>Jrlncrs Optum t1§:E~” ... ~:~r~ CO T IYI T I CHtl.NGE @‘cerner Target ~(~—- celesio ~ Pus.aART ~ ~ lltAU Ht!.Ut Deal Value $6.5bn $2.0bn $8.4bn $2.6bn $90bn $1.1bn $1.3bn $8.7bn $4.9bn $13.8bn $28.6bn Source. Public filings, Eikon, Capita/10, and Wall Street research.